Exhibit 1.1

LINKHOME HOLDINGS INC.

UNDERWRITING AGREEMENT

July 23, 2025

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor
New York, NY 10022

As the lead managing underwriter and sole book running manager

Ladies and Gentlemen:

The undersigned, Linkhome Holdings Inc., a Nevada corporation (collectively with its subsidiary, and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined), the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule A hereto for which US Tiger Securities, Inc. is acting as the representative (in such capacity, the “Representative”). The Company hereby agrees to issue and sell to the Underwriters an aggregate of 1,500,000 shares of common stock of the Company (“Firm Shares”), par value $0.001 per share (the “Common Stock”). The Company has also granted to the Representative an option to purchase up to 225,000 additional shares of Common Stock, on the terms and for the purposes set forth in Section 2(c) hereof (the “Additional Shares”). The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Offered Securities.” The offering and sale of the Offered Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in the Offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-280379), which contains a form of prospectus to be used in connection with the Offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offered Securities included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means means 4:00 p.m. Eastern Time, on the date of this Agreement, or such other time as agreed to by the Company and the Underwriters.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on July 23, 2025. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(a)(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the placement of the offering of the Offered Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus, (ii) statements in the “Underwriting” section of the Prospectus relate to the names and corresponding share amounts set forth in the table of Underwriters, and (iii) the sub-sections titled “Electronic Offer, Sale, and Distribution of Securities”, “Stabilization,” “Passive Market Making” and “Selling Restrictions”, in each case under the caption “Underwriting” in the Prospectus (the “Underwriters Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required, except where failure to do so would not result in a Material Adverse Effect.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriters Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ purchase of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Offered Securities. The Offered Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free and clear of all Liens (as defined below) imposed by the Company. The Company has sufficient shares of Common Stock for the issuance of the maximum number of Offered Securities issuable pursuant to the Offering as described in the Prospectus.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or, to the knowledge of the Company, any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its share capital.

(m) Independent Accountant. Simon & Edward, LLP (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly in all material respects, except where failure to do so would not result in a Material Adverse Effect, the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents in all material respects, except where failure to do so would not result in a Material Adverse Effect, such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing and in good standing under the laws of the Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing (as defined below), the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package.

(p) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Common Stock conforms, and, when issued and delivered as provided in this Agreement, the Offered Securities will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Offered Securities. Except as set forth in the Disclosure Package and the Prospectus, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its Amended and Restated Articles of Incorporation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach, Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Offered Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(r) Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule E hereto. There is no entity which the Company indirectly controls through contractual arrangements. Each of the Subsidiaries has been duly formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or has been duly formed and validly exists as a limited liability company under the laws of the jurisdiction of its formation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. Except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company or any Subsidiary, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company or any Subsidiary, and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company or any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. Each of the Company and its Subsidiaries owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company and its Subsidiaries have not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company and its Subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company and its Subsidiaries has been obtained or is being used by the Company and its Subsidiaries in violation of any contractual obligation binding on the Company and its Subsidiaries or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company and its Subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is either a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs the use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct their respective businesses, and the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company and its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and its Subsidiaries.

(w) Tax Law Compliance. The Company and its Subsidiaries have filed all necessary income tax returns or has timely and properly filed requested extensions thereof and each has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. Specifically, all the Company’s Subsidiaries, have filed their tax returns for the fiscal years 2024, 2023, 2022 and 2021 and no taxes or duties with respect to such years are outstanding. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) FINRA Affiliation. No officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any Participating Member (as defined under FINRA rules). The Company will advise the Representative, its counsel, VCL Law LLP and Winston & Strawn LLP, if it learns that any officer, director or owner of 10% or more of the Company’s outstanding shares of Common Stock is or becomes an affiliate or registered person of a Participating Member.

(z) Insurance. Each of the Company and the Subsidiaries is insured against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged, which, in each case, the Company reasonably believes are adequate and customary for companies engaged in similar businesses. The Company has no reason to believe that it will not be able (i) to renew its or their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its or their business as now conducted at a cost that would not have a Material Adverse Effect, except in each case as described in each of the Registration Statement, the Disclosure Package and the Prospectus.

(aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus and the Pricing Prospectus.

(bb) Disclosure Controls and Procedures. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Company’s Accounting System. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC. (i) Neither the Company and its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company and its Subsidiaries, or any other person authorized to act on behalf of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ff) Foreign Corrupt Practices Act. Neither the Company and its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(gg) Compliance with Sarbanes-Oxley Act of 2002. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in material compliance, except where failure to do so would not result in a Material Adverse Effect, with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(hh) Exchange Act Filing. A registration statement in respect of the Common Stock has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) [Reserved].

(jj) [Reserved].

(kk) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(ll) Valid Title. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such entity; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms; and the Company does not own, operate, manage or have any other right or interest in any other material real property of any kind, except as described in the Prospectus or the Disclosure Package.

(mm) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Representative is true and correct in all material respects, except where failure to do so would not result in a Material Adverse Effect, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect in any material respect.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(pp) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(qq) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(rr) Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(ss) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(tt) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriters’ request.

(uu) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(vv) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(ww) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their respective affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

(xx) [Reserved].

(yy) [Reserved].

(zz) Scheme or Arrangement with Stockholders. None of the Company, its Subsidiaries, or its affiliates is a party to any scheme or arrangement through which stockholders or potential stockholders are being loaned, given or otherwise having money made available for the purchase of shares whether before, in or after the Offering. None of the Company, its Subsidiaries, or its affiliates is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

(aaa) D&O Insurance. The Company agrees to purchase officers’ and directors’ insurance within 30 days after the Closing (as defined below), and shall maintain such insurance for each of the officers and directors of the Company in a manner consistent with the Company’s business and industry standards.

(bbb) Key Man Insurance. The Company shall have procured and shall convenant to maintain “key man” life insurance (in the amounts agreed to by the Representative and the Company as the sole beneficiary thereof) with an insurer at least AA or better in the most recent edition of “Best Life Reports” on the lives of executive officer or officers of the Company, as agreed to by the Representative and the Company.

SECTION 2. Firm Shares; Additional Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of Firm Shares at a purchase price (net of discounts) of $3.72 per share. The Underwriters agree to purchase from the Company the Firm Shares.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 11:00 am, Eastern time, on the second (2nd) Business Day following the Applicable Time, or at such time as shall be agreed upon by the Representative and the Company, at the offices of the Representative’s counsel or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for the Firm Shares is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds upon (i) the entry of the name of the Underwriters (or their nominees) in the register of members of the Company and (ii) delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(c) Additional Shares. The Company hereby grants to the Representative an option (the “Over-allotment Option”) to purchase up to 225,000 Additional Shares, representing up to 15% of the shares of Common Stock sold in the Offering, in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is, at the Representative’s sole discretion, for Additional Shares.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Representative on or within 45 days after the trading date of the Offering. The purchase price to be paid per Additional Shares shall be equal to the price per Firm Share in Section 2(a). The Representative shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral or written notice to the Company from the Representative, which shall be confirmed in writing via overnight mail or facsimile or other electronic transmission, setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative’s counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Additional Shares does not occur on the trading date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Representative the number of Additional Shares specified in such notice and (ii) the Representative shall purchase that portion of the total number of Additional Shares.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Additional Shares (or through the facilities of DTC) for the account of the Representative. The Additional Shares shall be registered in such name or names and in such authorized denominations at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Representative for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of both the Firm Shares and Additional Shares.

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters, an underwriting discount of seven percent (7.0%) of the total gross proceeds of the offering.

(g) [Reserved].

SECTION 3. Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Representative, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters, the Representative and Representative’s counsel in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company shall file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(f) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities for at least three (3) years after the Closing.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The shares of Common Stock have been duly authorized for listing on the Nasdaq Capital Market, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on the Nasdaq Capital Market.

(k) Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, upon written request by the Representative and if not otherwise available on EDGAR, to the Representative at 437 Madison Ave., 27th Floor, New York, NY 10022, Attn: Jack Ye (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its share capital.

(l) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(n) Company Lock-Up.

(i) The Company, on behalf of the Company itself and any successor entity will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing for a period of 180 days after the closing of the Offering (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock including the issuance of shares of Common Stock upon the exercise of currently outstanding options; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any such other securities of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of Common Stock or such other securities of the Company, in cash or otherwise. If the Company and the Representative choose to do subsequent financing with the Representative as the underwriter or placement agent within 180 days and if it is mutually agreed that the lock-up arrangement can be waived (including the Lock-Up Period), then the Representative shall waive the lock-up clause as necessary as requested.

(ii) The restrictions contained in Section 3(n)(i) hereof shall not apply to: (A) the Offered Securities, (B) the issuance by the Company of shares of Common Stock upon the exercise of an outstanding stock option or warrant or the conversion of a security outstanding on the date hereof, in each case, describe as outstanding in the Registration Statement, the Disclosure Package or the Prospectus, (C) the issuance by the Company of any security under any equity-based compensation plan, incentive plan, stock plan or dividend reinvestment plan adopted and approved by a majority of the disinterested directors of the Company (the “Equity Incentive Plan”), (D) filing a registration statement on Form S-8 in connection with the registration of shares of Common Stock issuable under any Equity Incentive Plan, and (E) shares of Common Stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of shares of Common Stock issued pursuant to clause (E) shall not exceed five percent (5%) of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Offered Securities pursuant hereto and (y) the recipient of any such shares of Common Stock or other securities issued or granted pursuant to clause (E) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto.

(o) Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 3(n), the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days from the Applicable Time, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company.

(p) Exchange Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on Nasdaq Capital Market and shall not voluntarily delist the Common Stock on Nasdaq Capital Market for at least five (5) years from the Closing (the “Listing Period”). The Company further agrees, if during the Listing Period, the Company applies to have the Common Stock traded on any of the following markets or exchanges, including the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) (each “Other Trading Market”), it will then include in such application all of the Securities, and will take such other action as is necessary to cause all of such securities to be listed or quoted on such Other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on such Other Trading Market during the Listing Period and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Other Trading Market. During the Listing Period, the Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(q) Continuance of Independent Accountant. The Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the Closing. Such Independent Accountant shall be reasonably acceptable to the Representative. The Representative acknowledges that the Accountant, Simon & Edward LLP, is acceptable to the Representative.

(r) Press Releases and Public Communications. The Company will not issue press releases or engage in any other publicity relating to this Offering without the Underwriter’s prior written consent, for a period ending at 5:00 P.M., Eastern time, on the first Business Day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

SECTION 4. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriter or their respective designees their pro rata portion (based on the Securities purchased) of the following compensation with respect to the Securities which they are offering:

(i) an underwriting discount equal to 7.0% of the aggregate gross proceeds raised in the Offering;

(ii) an accountable expense allowance of up to $170,000, including, among other things, all reasonable fees and expenses of the Underwriter’s outside legal counsel; any reasonable costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Underwriter; and the costs associated with bound volumes and mementos in such quantities as the Underwriter may reasonably request;

(iii) a non-accountable expense allowance of 1.0% of the gross proceeds of the Offering;

(b) The Underwriter reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriter aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(c) Whether or not the transactions contemplated by this Agreement, the Registration Statement, and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, which is not included in the maximum accountable expense allowance, including the following:

(i) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus, and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;

(ii) all fees and expenses in connection with filings with FINRA’s Public Offering System;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the Offering;

(iv) all reasonable expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

(v) all fees and expenses in connection with listing the Securities on a national securities exchange;

(vi) all reasonable travel expenses of the Company’s officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii) all the road show expenses incurred by the Company;

(viii) any stock transfer taxes or other taxes incurred in connection with this Agreement or the Offering;

(ix) the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

(x) the cost and charges of any transfer agent or registrar for the Securities.

(d) Notwithstanding anything to the contrary in this Section 4, in the event that this Agreement is terminated pursuant to Section hereof, or subsequent to a Material Adverse Change, the Company will pay, less any advances previously paid, representing an advance to be applied towards the accountable expenses allowance (the “Advances”), all documented out-of-pocket expenses of the Underwriter (including but not limited to fees and disbursements of Underwriter Counsel and reasonable and accountable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be reimbursed by the Company shall not exceed $170,000, including the Advances. To the extent that the Underwriter out-of-pocket expenses are less than the Advances, the Underwriter will return to the Company that portion of the Advances not offset by actual expenses.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, if any, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, substantially in the form attached hereto as Annex I and dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Common Stock of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Common Stock of the Company); (e) any dividend or distribution of any kind declared, paid or made on Common Stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a material adverse effect on the assets, business or operations of the Company and its Subsidiaries, individually or in the aggregate.

(e) CEO Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, substantially in the form attached hereto as Annex II and dated as of such date, certifying: (i) that each of the Company’s Amended and Restated Certificate of Incorporation attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ articles of association, memorandum of association or any equivalent charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable). The documents referred to in such certificate shall be attached to such certificate. The certificate(s) evidencing the good standing status shall have an issuance date not more than five (5) Business Days earlier than the Closing Date and/or the Option Closing Date.

(f) CFO Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, substantially in the form attached hereto as Annex III and dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(g) Bring-down Comfort Letter. On each of the Closing Date and/or the Option Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to such Closing Date and/or the Option Closing Date.

(h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers, directors, security holders of 4% or more of the Company’s Common Stock or securities convertible into or exercisable for Common Stock listed on Schedule D hereto.

(i) Exchange Listing. The Offered Securities to be delivered on the Closing Date and/or the Option Closing Date shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

(j) Company Counsel Opinions. On the Closing Date and/or the Option Closing Date, if any, the Representative shall have received the favorable opinion of Winston & Strawn LLP, securities counsel to the Company, dated as of such date, addressed to the Representative, including negative assurances, in form and substance reasonably satisfactory to the Representative. The Representative shall rely on the opinion of the Winston & Strawn LLP, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation and validity of the Offered Securities.

(k) Due Diligence. Satisfactory completion by the Representative of its due diligence investigation and analysis of: (i) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, (ii) the audited historical financial statements of the Company as required by the SEC (including any relevant stub periods), and (iii) the Company’s projected financial results for the fiscal years December 31, 2024 through 2026.

(l) [Reserved].

(m) Additional Documents. On or before the Closing Date and/or the Option Closing Date, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date and/or the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 7. Indemnification.

(a) Indemnification by the Company.

(i) General. The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters and Representatives within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriters Indemnified Parties,” and each a “Underwriters Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Company in writing with respect to the Underwriters Indemnified Party by the Underwriters Indemnified Party expressly for use in the Registration Statement, the Prospectus, or any amendment thereof or supplement thereto, and shall reimburse such Underwriters Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriters Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriters Indemnified Party. The Company agrees that without the Representative’s prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (whether or not the Representative or any other Underwriters Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriters Indemnified Party from liability arising out of such claim, action or proceeding.

(ii) Witness. In the event that an Underwriters Indemnified Party is required to appear as a witness in any action brought by or on behalf of or against the Company in which such Underwriters Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse the Representative on a monthly basis for all expenses incurred by it in connection with such Underwriters Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(iii) Multiple Claims. If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriters Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there are legal defenses available to the Indemnified Party that are not available to the Company, or that there exists a conflict or potential conflict of interest (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Company to conduct the defense of both parties (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys (and local counsel) representing the Indemnified Party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Securities purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by written notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities, (iv) the Company fails or refuses to comply with the material terms or to fulfill any of the material conditions of this Agreement, or for any reason the Company shall be unable to perform its obligations under this Agreement; or (v) other regulatory approval (including but not limited to NASDAQ approval) for the Offering is denied, conditioned or modified and as a result it makes it impracticable for the Representative to proceed with the offering, sale and/or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities. Any termination pursuant to this Section 8 and Section 14 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Representative for only those documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel, which shall not exceed $170,000, in the event that there is not a Closing, and other out-of-pocket expenses including, but not limited to, travel, due diligence expenses, roadshow, cost of book building, prospectus tracking and compliance software for the offering, and costs associated with bound volumes of the offering materials and commemorative mementos and lucite tombstones), actually incurred by the Representative in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 7 shall at all times be effective and shall survive such termination. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

SECTION 9. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the offering of the Offered Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Offered Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement. Each Investor shall be a third-party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

Section 11. Reserved.

Section 12. Reserved.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

Email: jack.ye@ustigersecurities.com

Attention: Jack Ye

With a copy (which shall not constitute notice) to:

VCL Law LLP

1945 Old Gallows Rd., Suite 260

Vienna, VA 22182

Attention: Fang Liu, Partner

Email: fliu@vcllegal.com

If to the Company:

Linkhome Holdings Inc.

2 Executive Circle, Suite 100

Irvine, CA 92614

Attn: Zhen “Bill” Qin

Email: billqin@linkhomeai.com

Phone No.: (626) 829-2666

With a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

Attn: Michael J. Blankenship

Email: MBlankenship@winston.com

Phone No.: (713) 651-2678

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. [Reserved]

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 18. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Offered Securities from the Underwriters merely because of such purchase.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Linkhome Holdings Inc.

By:	/s/ Zhen “Bill” Qin
	Name:	Zhen “Bill” Qin
	Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

US Tiger Securities, Inc.

By:	/s/ Jack Ye
	Name:	Jack Ye
	Title:	Managing Director

SCHEDULE A

Underwriters	Number of Firm Shares
US Tiger Securities, Inc.	1,500,000 Shares of Common Stock

SCHEDULE B

Issuer Free Writing Prospectus(es)

SCHEDULE C

Pricing Information

Number of Firm Shares: 1,500,000 shares of Common Stock

Number of Additional Shares: 225,000 shares of Common Stock

Public Offering Price per one Share: $4.00

Underwriting Discount per one Share: (i) $0.28 per share

Proceeds to Company per one Share (before expenses): $3.72 per share

SCHEDULE D

Lock-Up Parties

Name	# of Shares
Zhen “Bill” Qin	6,650,000
Haiyan Ma	1,800,000
Rapid Deals Inc.	750,000

SCHEDULE E

Subsidiaries

Subsidiaries	Jurisdiction of Incorporation
Linkhome Realty Group	California

EXHIBIT A

Form of Lock-Up Agreement

_________, 2025

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor
New York, NY 10022

Ladies and Gentlemen:

The undersigned understands US Tiger Securities, Inc. (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Linkhome Holdings Inc., a Nevada Company (the “Company”), providing for the initial public offering in the United States (the “Initial Public Offering”) of a certain number of common stock, par value $ 0.001 per share (the “Securities”). For purposes of this letter agreement, “Shares” shall mean shares of the Company’s common stock.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending six (6) months, for our directors, officers, and holders owning 5% or more of our outstanding Shares, or six (6) months, for each of the Company and any successors of the Company, from the date of commencement of sales of this Offering (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (B) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (A) above or this clause (B) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (C) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (D) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with (A) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering; (B) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (C) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (D) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (E) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options; or (F) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (B), (C) or (D), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to and including the 15 days following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (A) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (B) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) business days after the publication date of a press release by the Company for such release or waiver. The provisions of this paragraph will not apply if (A) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (B) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement.

The undersigned agrees that except as set forth in this Lock-Up Agreement, there are no and will not have any other agreement or arrangement, either verbal or in writing, with any other individuals or entities, including but not limited to shareholders, friends and family, and other third parties, to circumvent or has an effect of circumventing the obligations set forth in this Lock-Up Agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriter, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[Signature Page Follows]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

# of shares of Common Stock Held by Signatory:

ANNEX I

Linkhome Holdings Inc.

OFFICERS’ CERTIFICATE

[     ], 2025

The undersigned, Zhen “Bill” Qin, Chief Executive Officer, and Na Li, Chief Financial Officer, of Linkhome Holdings Inc., a Nevada company (the “Company”), pursuant to Section 5(d) of the Underwriting Agreement, dated as of July 23, 2025, by and between the Company and US Tiger Securities, Inc. as the Representative of the several underwriters listed on Schedule A thereto (the “Underwriting Agreement”), do hereby certify, each in his or her capacity as an officer of the Company, and not individually and without personal liability, on behalf of the Company, as follows:

1.	Such officer has carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in his or her opinion, the Registration Statement and each amendment thereto, as of 4:00 p.m. EST, July 23, 2025 (the “Applicable Time”) and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.	Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, or the Prospectus, there has not been any Material Adverse Changes or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

3.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Closing Date.

4.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

5.	There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included.

6.	No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of his knowledge, is contemplated by the Commission or any state or regulatory body.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement. This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, I have, on behalf of the Company, signed this certificate as of the date first written above.

Name:	Zhen “Bill” Qin
Title:	Chief Executive Officer

Name:	Na Li
Title:	Chief Financial Officer

[Signature Page of Officers’ Certificate]

ANNEX II

Linkhome Holdings Inc.

CEO’S CERTIFICATE

[    ], 2025

The undersigned, [●], hereby certifies that he/she is the duly elected, qualified, and acting Chief Executive Officer of Linkhome Holdings Inc., a Nevada company (the “Company”), and that as such he/she is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 5(e) of the Underwriting Agreement, dated as of July 23, 2025, by US Tiger Securities, Inc. as the Representative of the several underwriters listed on Schedule A thereto (the “Underwriting Agreement”), the undersigned further certifies in his/her capacity as Chief Executive Officer of the Company and without personal liability, on behalf of the Company, the items set forth below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

1.	Attached hereto as Exhibit A are true and complete copies of the resolutions adopted by the Board of Directors of the Company (the “Board”) either at a meeting or meetings properly held or by the unanimous written consent of each member of the Company's Board and any committee of or designated by the Company’s Board relating to the public offering contemplated by the Underwriting Agreement: all of such resolutions were duly adopted, have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Board or by any committee of or designated by the Board relating to the public offering contemplated by the Underwriting Agreement.

2.	Attached hereto as Exhibit B is a true, correct, and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto. No action has been taken to further amend, modify, or repeal such charter documents, which remain in full force and effect in the attached form as of the date hereof. No action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.

3.	Attached hereto as Exhibit C is a true, correct, and complete copy of the memorandum and articles of association of the Company and any and all amendments thereto. No action has been taken to further amend, modify, or repeal such memorandum and articles of association, which remain in full force and effect in the attached form as of the date hereof.

4.	Attached hereto as Exhibit D is a true and complete copy of a Certificate of Good Standing, dated [Date], by the Registrar of Companies in Nevada and California, relating to the Company.

5.	Each person listed below has been duly elected or appointed to the positions indicated opposite its name and is duly authorized to sign the Underwriting Agreement and each of the documents in connection therewith on behalf of the Company, and the signature appearing opposite such person's name below is its genuine signature.

Name	Position	Signature

Zhen “Bill” Qin	Chief Executive Officer

Na Li	Chief Financial Officer

This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Linkhome Holdings Inc.

Name:	Zhen “Bill” Qin
Title:	Chief Executive Officer

[Signature Page of CEO’s Certificate]

ANNEX III

Linkhome Holdings Inc.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[     ], 2025

The undersigned, Na Li, hereby certifies that he is the duly elected, qualified, and acting Chief Financial Officer, of Linkhome Holdings Inc., a Nevada company (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 5(f) of the Underwriting Agreement, dated as of July 23, 2025, by US Tiger Securities, Inc. as the Representative of the several underwriters listed on Schedule A thereto (the “Underwriting Agreement”), the undersigned further certifies, solely in the capacity as an officer of the Company for and on behalf of the Company as set forth below.

1.	I am the Chief Financial Officer of the Company and have been duly appointed to such position as of the date hereof.

2.	I am providing this certificate in connection with the offering of the securities described in the Registration Statement and the Prospectus.

3.	I am familiar with the accounting, operations, records systems and internal controls of the Company and have participated in the preparation of the Registration Statement and the Prospectus.

4.	The Company Financial Statements present fairly, in all material respects, the financial condition of the Company and its subsidiaries and their results of operations for the periods presented in the Registration Statement and the Prospectus.

5.	I have reviewed the disclosure in the Registration Statement and the Prospectus, the financial and operating information and data identified and circled by VCL Law LLP in the Registration Statement and the Prospectus dated [●], attached hereto as Exhibit A, and to the best of my knowledge such information is correct, complete and accurate in all material respects.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Linkhome Holdings Inc.

By:
Name:	Na Li
Title:	Chief Financial Officer

[Signature Page of CFO’s Certificate]